UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Bentley Pharmaceuticals, Inc.

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BENTLEY PHARMACEUTICALS, INC.
Bentley Park
2 Holland Way
Exeter, NH 03833

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2007

To the stockholders of Bentley Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of BENTLEY PHARMACEUTICALS, INC., a Delaware corporation, will be held on Wednesday, May 23, 2007 at 9:00 a.m., local time, at Wentworth by the Sea Marriott Hotel, located at 588 Wentworth Road, New Castle, New Hampshire 03854 for the purpose of considering and acting upon the following matters:

(1) The election of two Class II directors to serve until the 2010 Annual Meeting of Stockholders.

(2) The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2007 fiscal year.

(3) The transaction of such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 4, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the annual meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the annual meeting, during ordinary business hours, for a period of at least 10 days prior to the annual meeting, at our principal executive office located at Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833.

You are cordially invited to attend the annual meeting. Whether or not you intend to attend the annual meeting, you are urged to complete, sign and date the enclosed form of proxy, and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person. This solicitation is being made on behalf of our Board of Directors.

By Order of the Board of Directors

Richard P. Lindsay
Secretary

Exeter, NH
April 12, 2007

BENTLEY PHARMACEUTICALS, INC.
Bentley Park
2 Holland Way
Exeter, NH 03833

PROXY STATEMENT

For Annual Meeting of Stockholders

May 23, 2007

The Board of Directors of Bentley Pharmaceuticals, Inc., a Delaware corporation, is soliciting your proxy in the accompanying form for use at the 2007 Annual Meeting of Stockholders to be held on Wednesday, May 23, 2007 at 9:00 a.m., local time, at Wentworth by the Sea Marriott Hotel, located at 588 Wentworth Road, New Castle, New Hampshire 03854 and at any adjournments or postponements thereof. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about April 12, 2007.

General Information About Voting

All proxies received will be voted in accordance with the specifications made thereon or, in the absence of any specification, for the election of all of the nominees named herein to serve as directors and for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Any proxy given pursuant to this solicitation may be revoked any time prior to the exercise of the powers conferred thereby by notice in writing to Richard P. Lindsay, our Secretary, at Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833, by execution and delivery of a written revocation or a duly executed proxy of a later date or by voting in person at the meeting.

As of the close of business on April 4, 2007, our record date, there were 22,271,003 shares of our $0.02 par value common stock issued and outstanding and 30,000 vested restricted stock units, each of which is entitled to one vote upon each matter at our 2007 Annual Meeting. The holders of a majority of the shares entitled to vote and present in person or by proxy at the meeting will constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting in determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals.

A plurality of the votes cast at the meeting will be required for the election of directors. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires an affirmative vote of a majority of the shares cast in person or by proxy at the annual meeting and entitled to vote on this proposal. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 4, 2007 as to (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who we know to be the beneficial owner of more than five percent of our common stock, (ii) all of the Named Executives in the Summary Compensation Table on page 13, (iii) each director and nominee for director and (iv) all current executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person either has the power to vote or sell common stock. A person is deemed to be the beneficial owner of securities that he or she can acquire within 60 days from the applicable date, whether upon the exercise of options or otherwise. Except as otherwise indicated, the address of each beneficial holder is c/o Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833.

	Number of Shares of		Percentage of
	Common Stock		Common Stock
Name and Address of Beneficial Owner	Beneficially Owned		Outstanding

5% stockholders:
ClearBridge Advisors, LLC 399 Park Avenue New York, NY 10022	2,699,370	(1)	12.1%
Luther King Capital Management Corporation 301 Commerce Street, Suite 1600 Fort Worth, TX 76102	1,451,850	(2)	6.5%
Named Executive Officers:
James R. Murphy Chairman of the Board and Chief Executive Officer	1,026,828	(3)	4.5%
John A. Sedor President	201,401	(4)	*
Richard P. Lindsay Vice President, Chief Financial Officer, Secretary and Treasurer	937	(5)	*
Michael D. Price Former Chief Financial Officer	347,602	(6)	1.6%
Adolfo Herrera Managing Director of European Subsidiaries	347,724	(7)	1.5%
Non-Employee Directors:
Michael McGovern	3,286,428	(8)	14.4%
Miguel Fernandez	183,068	(9)	*
John W. Spiegel	113,000	(10)	*
F. Ross Johnson	60,500	(11)	*
Edward J. Robinson	56,000	(12)	*
All current executive officers and directors as a group (9 persons)	5,275,886	(13)	21.6%

*	Less than one percent

(1)	The number of shares is based on information contained in a Schedule 13G filed on February 8, 2007. ClearBridge Advisors, LLC filed the Schedule 13G with Smith Barney Fund Management LLC, as a group, indicating shared voting and dispositive power over certain of the securities held.

(2)	The number of shares is based on information contained in a Schedule 13G filed by the stockholder on February 2, 2007.

(3)	Includes 100 shares of common stock owned by Mr. Murphy’s son, as to which Mr. Murphy disclaims beneficial ownership, and 11,084 shares of common stock held in Mr. Murphy’s 401(k) Retirement Plan account. Also includes 550,000 shares of common stock issuable upon exercise of vested stock options, 45,666 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days of April 4, 2007 and 6,750 restricted stock units that vest within 60 days of April 4, 2007.

(4)	Includes 2,435 shares of common stock held in Mr. Sedor’s 401(k) Retirement Plan account. Also includes 150,000 shares of common stock issuable upon exercise of vested stock options, 46,666 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days of April 4, 2007 and 2,300 restricted stock units that vest within 60 days of April 4, 2007.

(5)	Includes 937 shares of common stock held in Mr. Lindsay’s 401(k) Retirement Plan account.

(6)	Includes 8,996 shares of common stock held in Mr. Price’s 401(k) Retirement Plan account and 4,459 shares of common stock held in the 401(k) Retirement Plan account of Mr. Price’s spouse. Also includes 63,901 shares of common stock issuable upon exercise of vested stock options.

(7)	Includes 313,666 shares of common stock issuable upon exercise of vested stock options, 14,433 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days of April 4, 2007 and 2,125 restricted stock units that vest within 60 days of April 4, 2007.

(8)	Includes 619,200 shares of common stock issuable upon exercise of vested stock options, 6,000 vested restricted stock units and 2,000 restricted stock units that vest within 60 days of April 4, 2007.

(9)	Includes 162,100 shares of common stock issuable upon exercise of vested stock options, 6,000 vested restricted stock units and 2,000 restricted stock units that vest within 60 days of April 4, 2007.

(10)	Includes 90,000 shares of common stock issuable upon exercise of vested stock options, 6,000 vested restricted stock units and 2,000 restricted stock units that vest within 60 days of April 4, 2007.

(11)	Includes 40,000 shares of common stock issuable upon exercise of vested stock options, 6,000 vested restricted stock units and 2,000 restricted stock units that vest within 60 days of April 4, 2007.

(12)	Includes 40,000 shares of common stock issuable upon exercise of vested stock options, 6,000 vested restricted stock units and 2,000 restricted stock units that vest within 60 days of April 4, 2007.

(13)	Includes 100 shares of common stock owned by Mr. Murphy’s son, as to which beneficial ownership is disclaimed. See Note 3 above. Also includes 1,964,966 shares of common stock issuable upon exercise of vested stock options, 30,000 vested restricted stock units, 106,765 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days of April 4, 2007 and 21,175 restricted stock units that vest within 60 days of April 4, 2007. Also includes 14,456 shares of common stock held in 401(k) Retirement Plan accounts of various of our current executive officers.

PROPOSAL 1

ELECTION OF DIRECTORS

Our restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors. The Board is divided into three classes designated Class I, Class II and Class III. The nominees included below are being presented for election as Class II directors to hold office until the 2010 Annual Meeting of Stockholders. Unless instructed to the contrary, the persons named in the enclosed proxy intend to cast all votes pursuant to proxies received in favor of the persons listed below under the heading “Class II Director Nominees” as directors. Messrs. Johnson and Robinson have indicated to us their availability for election and have consented to their presentation as nominees. In the event that either of the nominees should not continue to be available for election, the holders of the proxies may exercise their discretion to vote for a substitute.

Each of the nominees was nominated by our Nominating and Governance Committee. This committee consists solely of directors who are “independent” in accordance with the listing standards of the New York Stock Exchange.

If all nominees are elected to the Board as submitted, the Board will consist of six directors, four of whom are considered to be “independent” in accordance with the listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

The Board of Directors recommends that stockholders vote FOR each of these nominees to hold office for the term indicated above and until their successors are elected.

The following information is furnished with respect to the nominees and each other member of our Board of Directors who we expect to continue as a director after the 2007 Annual Meeting of Stockholders.

	Business Experience
Name and Age	and Other Directorships	Director Since

Director Nominees:

Class II Director nominees (to be elected at the 2007 Annual Meeting)

F. Ross Johnson Age: 75	F. Ross Johnson has been the Chairman and Chief Executive Officer of RJM Group, a management advisory and investment firm, since 1989. Prior to 1989, Mr. Johnson served as President and Chief Executive Officer of RJR/Nabisco, Inc., a public diversified holding company, having held various senior executive positions in RJR/Nabisco, Inc. and its predecessors, Standard Brands and Nabisco Brands since 1971. He received a Bachelor of Commerce from the University of Manitoba, Canada and a Master of Commerce from the University of Toronto, Canada. Mr. Johnson serves on the board of directors of AuthentiDate Holding Corporation, EdgeStone Capital Partners, and serves on the advisory boards of Wachovia Bank-Florida, Bennett Advisory Group — Palm Beach, Quebecor — Ontario, University of Toronto, and Black & McDonald Ltd.	2004

Edward J. Robinson Age: 66	Edward J. Robinson served as Chief Operating Officer of Meditrust Operating Company, a healthcare REIT, in 1998. Previously he was the President and Chief Operating Officer of Avon Products, Inc., a public beauty products company, from 1993 to 1997, and Executive Vice President and Chief Financial Officer of Avon Products, Inc. from 1989 to 1992. Prior thereto, he was Executive Vice President and Chief Financial Officer of RJR Nabisco and held various financial positions with Standard Brands and Nabisco Brands, including Executive Vice President, Chief Financial Officer, Vice President — Treasurer and Senior Vice President — Controller. Mr. Robinson serves on the board of directors of Medical Staffing Network Holdings, Inc. and also serves on the Advisory Board of W.R. Capital Management L.P. He received a B.A. in Business Administration from Iona College. Mr. Robinson is a Certified Public Accountant licensed by the State of New York. Mr. Robinson has been retired since 1998.	2004

	Business Experience
Name and Age	and Other Directorships	Director Since

Directors Whose Terms of Office Continue After the Meeting:

Class I Directors (present term expires in 2009)

Michael McGovern Age: 63	Michael McGovern was named Vice Chairman of Bentley in October 1999. Mr. McGovern serves as President of McGovern Enterprises, a provider of corporate and financial consulting services, which he founded in 1975. Mr. McGovern is Chairman of the Board of Training Solutions Interactive, Inc. and Vice Chairman of the Board of Employment Technologies, Inc. and is a Director on the corporate board of the Reynolds Development Company. Mr. McGovern received a B.S. and M.S. in accounting and his Juris Doctor from the University of Illinois. Mr. McGovern is a Certified Public Accountant.	1997

John W. Spiegel Age: 66	John W. Spiegel served as Vice Chairman and Chief Financial Officer of SunTrust Banks, Inc. from August 2000 until August 2004. Prior to August 2000, Mr. Spiegel was an Executive Vice President and Chief Financial Officer of SunTrust Banks since 1985. Mr. Spiegel also serves on the Board of Directors of HomeBanc Corp., Rock-Tenn Company, S1 Corporation and Colonial Properties Trust. Mr. Spiegel is also a trustee of Children’s Healthcare of Atlanta, and is a member of the Dean’s Advisory Council of the Goizueta Business School at Emory University. Mr. Spiegel received an MBA from Emory University.	2002

Class III Directors (present term expires in 2008)

Miguel Fernandez Age: 76	Miguel Fernandez served from 1980 to 1996 as President of the International Division and corporate Vice President at Carter-Wallace, Inc., where he was responsible for all product lines outside of the United States. Prior thereto, Mr. Fernandez was employed for approximately eight years by SmithKline & French, where his last position was President of the division that included France, Portugal and Switzerland. Mr. Fernandez attended the University of British Columbia in Canada and received an M.B.A. from the Ivey School of Business at the University of Western Ontario in London, Ontario, Canada. Mr. Fernandez has been retired since 1996.	1999

	Business Experience
Name and Age	and Other Directorships	Director Since

James R. Murphy Age: 57	James R. Murphy was President of Bentley from September 1994 until August 2005, was named Chief Executive Officer effective January 1995 and became Chairman of the Board in June 1995. Prior to rejoining Bentley, Mr. Murphy served as Vice President of Business Development at MacroChem Corporation, a publicly owned pharmaceutical and drug delivery company, from March 1993 through September 1994. From September 1992 until March 1993, Mr. Murphy served as a consultant in the pharmaceutical industry with his primary efforts directed toward product licensing. Prior thereto, Mr. Murphy served as Director Worldwide Business Development and Strategic Planning of Bentley from December 1991 to September 1992. Mr. Murphy previously spent 14 years in pharmaceutical research and product development with SmithKline Corporation and in international business development with contract research and consulting laboratories. Mr. Murphy received a B.A. in Biology from Millersville University.	1993

CORPORATE GOVERNANCE

Director Independence; Committees of the Board of Directors; Board of Directors Meetings

The Board has established the following guidelines to assist it in determining whether a director has a material relationship with Bentley that would call into question that director’s independence. Under these guidelines, a director will be considered to have a material relationship with Bentley if within the past three years:

•	the director was an employee of Bentley or an immediate family member was an executive officer of Bentley,

•	the director or an immediate family member received more than $100,000 per year in direct compensation from Bentley (other than director and committee fees and pension or other deferred compensation),

•	the director or an immediate family member was affiliated with or employed by Bentley’s present or former internal or external auditor,

•	an executive officer of Bentley serves on the compensation committee of another company that employs the director in any capacity or that employs an immediate family member of the director as an executive officer, or

•	the director is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that made payments to, or received payments from, Bentley in an amount which, in any single fiscal year during the past three years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

A director will not be considered to have a material relationship with Bentley if the director is independent under the listing standards of the New York Stock Exchange and he or she is:

•	an executive officer of another company which is indebted to Bentley, or to which Bentley is indebted, where the total amount of either company’s indebtedness to the other is equal to five percent (5%) or more of the total consolidated assets of the other company,

•	an executive officer of a charitable organization and Bentley’s annual charitable contributions to the organization (exclusive of gift-match payments) exceed the greater of $1 million or 2% of the organization’s total annual revenues,

•	a partner of or of counsel to a law firm that performs substantial legal services to Bentley on a regular basis, or

•	a partner, officer or employee of an investment bank or consulting firm that performs substantial services to Bentley on a regular basis.

Ownership of a significant amount of a company’s stock, by itself, does not bar a determination that a director is independent.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Board of Directors who are independent as defined above.

Our Board of Directors has determined that Messrs. John W. Spiegel, Miguel Fernandez, F. Ross Johnson and Edward J. Robinson, are “independent” in accordance with the listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. None of these directors has a material relationship with Bentley under the guidelines set forth above.

Our Board of Directors has an Audit Committee, a Nominating and Governance Committee, and a Compensation Committee. The Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Procedures for Handling Complaints and the charters of the Audit Committee, the Nominating and Governance Committee and the Compensation Committee are available on Bentley’s website, www.bentleypharm.com, or in print to any shareholder who requests them from our Secretary at Bentley Park, 2 Holland Way, Exeter, NH 03833.

Our Code of Business Conduct and Ethics (the “Code”) applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We will post on our website any amendment to the Code and any waiver of the Code granted to any of our directors or executive officers.

During 2006, our Board of Directors held 8 meetings, our Audit Committee held 4 meetings, our Nominating and Governance Committee held 4 meeting and the Compensation Committee held 4 meetings. In addition, the non-employee directors held 4 executive sessions without management present during 2006. John W. Spiegel has been selected as the Lead Director (or Presiding Director) of our Board of Directors, and presides as Chairman of our Nominating and Governance Committee and at executive sessions of meetings of non-management and independent directors. Each director attended at least 75% of the meetings of the Board of Directors and meetings of each committee on which such director served that were held during 2006.

The Board of Directors has a policy of encouraging each member of the Board to attend all annual meetings of stockholders, barring significant commitments or special circumstances, and generally schedules a meeting of the Board on the same date as the annual stockholders’ meeting. All individuals who were then members of the Board of Directors attended our 2006 annual meeting of stockholders.

Audit Committee.  The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors, who audit our consolidated financial statements. The Audit Committee is also responsible for discussing with our management and our independent auditors, our accounting policies and procedures and reporting systems, as well as the effectiveness of our internal financial controls. The Audit Committee monitors the independence of the auditors, and resolves any disagreements between our management and our independent auditors regarding financial reporting. The Audit Committee also oversees the financial reporting process, including review of the audited financial statements, and based on the reviews and discussions referred to above, it recommends to the Board whether the financial statements should be included in our Annual Report on Form 10-K. The Audit Committee currently consists of Messrs. Edward J. Robinson (Chairman), Miguel

Fernandez, F. Ross Johnson and John W. Spiegel. All members of the Audit Committee are “independent” directors in accordance with the listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and meet the New York Stock Exchange listing standards’ financial literacy requirements for Audit Committee members. The Board of Directors has determined that Mr. Robinson qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission and has accounting and related financial management expertise in accordance with the listing standards of the New York Stock Exchange. Mr. Spiegel serves on four public company audit committees in addition to his service for Bentley. The Board of Directors has determined that in Mr. Spiegel’s current circumstances, this simultaneous service does not impair his ability to effectively serve on the Audit Committee of Bentley.

Nominating and Governance Committee.  The Nominating and Governance Committee selects potential candidates to nominate for membership on the Board. The Committee also administers our corporate governance principles and policies and our policy on related person transactions and evaluates the Board and its committees and other areas of governance. Messrs. Miguel Fernandez, F. Ross Johnson, Edward J. Robinson and John W. Spiegel (Chairman) currently serve on the Nominating and Governance Committee. All of these individuals are “independent” as defined by the New York Stock Exchange listing standards.

Compensation Committee.  The Compensation Committee administers our equity-based and other incentive plans and our annual bonus plan and reviews and recommends to the Board of Directors the nature and amount of compensation to be paid to our Chief Executive Officer, our other executive officers and our employees that earn an annual salary in excess of $350,000. Messrs. Miguel Fernandez (Chairman), F. Ross Johnson, Edward J. Robinson and John W. Spiegel currently serve on the Compensation Committee. All of these individuals are “independent” as defined by the New York Stock Exchange listing standards.

Director Candidates

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to the Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria it deems appropriate, including issues of diversity, experience, skills such as understanding technology, finance and marketing, and international business background. The Committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

We place a great deal of importance on recruiting, hiring, retaining and motivating high quality personnel. The main objectives of our compensation structure for our executive officers include providing compensation programs and policies that will attract, retain and motivate qualified executive personnel, rewarding individuals for their respective contributions to our performance, and providing our executive officers with a stake in the long-term success of the Company. Historically, we have chosen to achieve these objectives through salary increases, cash and stock bonuses and periodic stock option grants.

The Compensation Committee’s Process

Our Compensation Committee annually reviews and approves the compensation of all of our executive officers. In determining compensation for our executive officers, the Compensation Committee considers, among other things, our overall performance and any improvements in our financial results, strategic alliances, acquisitions of products, product registrations, and financing, as well as individual contributions to the Company, the length of the officer’s service with us and internal equity considerations. The Compensation Committee also approves the corporate goals and objectives to be used in evaluating the incentive compensation of our executive officers for the following year.

Compensation Consultant

Our Compensation Committee has retained Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its compensation consultant to assist with its determinations regarding selected components of executive compensation. In 2006, F.W. Cook was engaged by the Compensation Committee to review the competitiveness of the Company’s executive compensation program and to present alternatives for consideration for structuring the 2006 long-term equity incentive awards. F.W. Cook conducted a survey of executive compensation of similarly situated companies and compared the results to the Company’s executive compensation program. F.W. Cook presented recommendations for the Company’s executive compensation program and provided three alternative structures for the Company’s long-term incentive program. The Compensation Committee considered these recommendations when setting executive compensation for 2006.

Role of Executive Officers in Compensation Decisions

Our Compensation Committee makes all determinations affecting the compensation for our executive officers, including our Chief Executive Officer, or CEO. Our Compensation Committee receives our CEO’s evaluations of all executive officers other than himself, as well as his recommendations with respect to all components of their compensation. Our Compensation Committee expressly retains the right to exercise its discretion in modifying any adjustments or awards recommended by the CEO. In the case of our CEO’s compensation, our Compensation Committee conducts its own evaluation of his performance and does not request any recommendation from our CEO regarding his compensation. In the case of the performance targets for the corporate performance component of cash bonus compensation for our executive officers and other employees, our CEO proposes targets to our Compensation Committee. The Chairman of our Compensation Committee then works with our Chief Executive Officer to finalize the financial targets against which our Compensation Committee will evaluate the performance of our named executives. Ultimately, our Compensation Committee reserves to itself discretion with respect to all compensation of our executive officers.

Compensation Elements

Elements of compensation for our executive officers include

•	base salary

•	annual bonuses

•	long-term incentive awards

•	employee benefits

•	perquisites and personal benefits.

Our policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain our personnel, while providing incentives to maximize our long-term value for our stockholders. We do not adhere to rigid formulas or targets in determining the mix of compensation elements. We incorporate flexibility into our compensation structure to respond to the changing business environment and needs of the Company.

Base Salaries.  A competitive base salary is the foundation of our compensation structure and we believe it is required to attract, retain and motivate the executive officers in alignment with our business strategies. Absent a promotion or significant increase in responsibilities, our Compensation Committee reviews base salaries of our executive officers in the context of existing salaries. In 2006, our Committee reviewed our executive officers’ base salaries and approved our CEO’s recommendation of a base salary increase of 4.5% for each of our executive officers.

Annual Bonuses.  A significant portion of the direct cash compensation for our executive officers consists of annual incentive bonuses. Bonus targets are closely tied to performance measures, at both the corporate level and at individual areas of responsibility. Our Compensation Committee established a target bonus opportunity for each of our executive officers for 2006 expressed as a percentage of base salary. For 2006, Mr. Murphy’s target bonus was 60% of his base salary, Messrs. Sedor and Herrera each had a target bonus of 50% of their base salary and Mr. Lindsay had a target bonus of 40% of his base salary. This bonus potential could be exceeded by up to 50% of the target for performance above target, or reduced down to 50% or even zero for performance below target. Of the bonus potential for each of the executive officers, 80% was based entirely on our assessment of our performance against corporate goals for revenue, earnings before interest, taxes, depreciation and amortization, diluted earnings per share and total shareholder return. The remaining 20% of the bonus potential was based on subjective assessment regarding each executive officer’s performance against individualized objectives. Our Compensation Committee uses its discretion to determine the final amount of any annual bonus for each executive officer.

Long-Term Equity Incentives.  Compensation through the periodic grants of stock options and other equity awards under our 2005 Equity and Incentive Plan (the “2005 Plan”) is intended to align executives’ and stockholders’ long-term interests by creating a direct link between a portion of executive compensation and increases in the price of our common stock and our long-term success. This method of compensation also permits us to preserve our cash resources. The Compensation Committee administers our 2005 Plan and can make awards under the 2005 Plan in the form of restricted stock, restricted stock units, cash awards, incentive stock options, nonstatutory stock options or stock appreciation rights.

We have a practice of granting annual equity awards to executive officers and directors on the date of our Annual Meeting of Stockholders. The Annual Meeting, which is scheduled months in advance and without regard to anticipated earnings or other major announcements by us, generally occurs after announcement of our first quarter results and outside of any regular black-out period under our securities trading policy for directors and executive officers.

In 2006, we granted both restricted stock units and stock options to our executive officers. We believe that providing combined grants of stock options and restricted stock units effectively balances our goal of focusing the executive officers on delivering long-term value to our stockholders and our goal of providing value to the executive officers with equity awards. Because the exercise price of stock options was equal to the current market value of our common stock on the date of grant, these stock options will only deliver a reward if the stock price appreciates from the price on the date the stock options were granted. This design is intended to focus executive officers on the long-term enhancement of stockholder value. Restricted stock units vest only upon the satisfaction of a continued service requirement and therefore serve to retain key executives, as well as reward them. When determining the appropriate combination of stock options and restricted stock units, the objective was to weigh the cost of these grants with their potential benefits to the company. We also considered the employee’s position and ability to influence corporate performance. We have determined three different levels of employees for each of which we have determined a different mix of stock options and restricted stock units. The first level consists of our executive officers. Because they have a greater ability to influence corporate performance and have a greater tolerance for risk than other employees, in 2006 our Compensation Committee awarded our executive officers a higher percentage of stock options compared to restricted stock.

The number of shares of common stock subject to stock option awards granted to our executive officers in 2006 was based primarily on the dollar value of the award granted. As a result, the number of shares underlying stock option awards will likely vary from year to year as it is dependent on the price of our common stock on the date of grant. The number of shares of common stock subject to the restricted stock unit awards granted is based on a percentage of the dollar value of the stock options awarded, depending on the level of the employee.

Employee Benefits.  We sponsor a 401(k) retirement plan under which our executive officers and other eligible employees may contribute, on a pre-tax basis, up to 100% of their respective total annual income from us, subject to a maximum aggregate annual contribution imposed by the Internal Revenue Code of 1986, as amended (the “Code”). All of our employees who work in the U.S. are eligible to participate in the 401(k) Plan. We currently match 100% of each eligible employee’s contribution up to $14,000 with shares of our common stock. All of our matching contributions vest 25% each year for the first four years of each employee’s employment in which the employee works at least 1,000 hours.

Each executive officer in the United States is entitled to the full health care coverage the same as all of our other U.S. employees. The cost of such coverage for any dependents is partially borne by the executive officer. In addition, we have a term life insurance and disability policy for each of our executive officers. We bear the costs of these policies, but our executives pay all taxes on the coverage.

Perquisites and Other Personal Benefits.  We provide executive officers with perquisites and other person benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program. The Compensation Committee periodically reviews and approves the levels of perquisites and other personal benefits provided to executive officers. Attributed costs of the perquisites and personal benefits provided to executive officers are included under “All Other Compensation” in the “Summary Compensation Table” on page 13.

Executive Officer Agreements

Before 2006, and generally when they commenced employment with us, we entered into agreements with our executive officers other than Mr. Herrera in order to recruit and retain them. Under these agreements, these officers will be entitled to receive severance benefits upon termination by Bentley without cause or upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See “Employment Contracts and Payments Upon Termination or Change in Control” below for a more detailed description of these triggering events and the resulting benefits. In 2006, there was no adjustment in any of these agreements already in effect. Mr. Lindsay, however, entered into a new agreement when he joined us in September 2006. These agreements generally renew automatically from year to year, but in the case of Mr. Murphy our Committee exercised Bentley’s right to terminate his agreement as of the end of 2008 in anticipation of approving an updated form of agreement during 2007, which has not yet occurred. Mr. Murphy’s existing agreement was entered into in 2002. We believe that the potential benefits provided by these agreements will help: (i) assure that our executive officers can give their full attention and dedication to our business, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure our executive officers’ objectivity in considering shareholders’ interests, (iii) assure our executive officers of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key executive talent. In the case of Mr. Herrera, he has an ordinary labor contract governed by Spanish law which provides substantial severance benefits mandated by Spanish law.

Tax and Accounting Considerations

Deductibility of Executive Compensation.  Section 162(m) of the Code limits the deductibility for federal income taxes of compensation in excess of $1 million paid to a publicly held company’s chief executive officer and any of the other four highest-paid executive officers, except for “performance-based” compensation. The Compensation Committee is aware of this limitation and considers the effects of Section 162(m) on the Company when making compensation decisions.

Accounting for Stock-Based Compensation.  Beginning on January 1, 2006, the Company began accounting for stock-based payments including awards under the 2005 Plan in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (Revised), Share Based Payment.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K 402(b) with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A.

By the Compensation Committee,

Miguel Fernandez, Chairman
F. Ross Johnson
Edward J. Robinson
John W. Spiegel

SUMMARY COMPENSATION TABLE

								All Other
		Salary		Bonus		Stock Awards	Option Awards	Compensation		Total
Name and Principal Position	Year	($)		($)		($)	($)	($)		($)

James R. Murphy	2006	653,125		—	(1)	48,287	335,657	52,911	(2)	1,089,980
Chairman of the Board and Chief Executive Officer
Richard P. Lindsay(3)	2006	71,439		—	(1)	—	28,387	6,357	(4)	106,183
Vice President, Chief Financial Officer, Secretary and Treasurer
Michael D. Price(5)	2006	236,494	(6)	—		7,939	56,651	606,322	(7)	907,406
Former Chief Financial Officer
John A. Sedor	2006	470,250		—	(1)	16,453	157,559	42,858	(8)	687,120
President
Adolfo Herrera	2006	438,994	(9)	139,000	(10)	15,201	133,622	32,754	(9)(11)	759,571
Managing Director of European Subsidiaries

(1)	The Compensation Committee had been evaluating possible bonus awards for each of Messrs. Murphy, Sedor and Lindsay for 2006; however, these executives requested that the Committee not consider them for bonuses for 2006 in light of the substantial decline in the market value of the Company’s common stock in 2006.

(2)	Includes matching contributions in shares of common stock to Mr. Murphy’s 401(k) plan valued at $14,000; life insurance premiums of $12,390; automobile allowance of $12,000; club membership fees and expenses of $11,605; home Internet access fees of $1,374; and cell phone fees of $1,542. The amounts disclosed for club membership fees and expenses, home Internet access and cell phone fees are for both business and personal purposes.

(3)	Mr. Lindsay joined the Company in September 2006. Amounts reflect actual payments for the period he worked for us in 2006.

(4)	Consists of matching contributions in shares of common stock to Mr. Lindsay’s 401(k) plan valued at $5,001; club membership fees of $667; and cell phone fees of $689. The amounts disclosed for club membership fees and expenses and cell phone fees are for both business and personal purposes.

(5)	Mr. Price was employed by the Company until September 2006.

(6)	Includes $6,431 of accrued but unused vacation, paid upon termination of employment.

(7)	Includes severance of $488,896; accelerated options of $97,080; matching contributions in shares of common stock made to Mr. Price’s 401(k) plan valued at $14,000; relocation costs of $4,000; and life insurance premiums of $2,346.

(8)	Includes life insurance premiums of $15,538; matching contributions in shares of common stock to Mr. Sedor’s 401(k) plan valued at $14,000; automobile allowance of $12,000; club membership fees of $667; and cell phone fees of $653. The amounts disclosed for club membership fees and expenses and cell phone fees are for both business and personal purposes.

(9)	Amount was originally denominated in Euros and converted to U.S. dollars using the average exchange rate for the year ended December 31, 2006 of 1.254 U.S. dollars per Euro.

(10)	Represents a bonus for Mr. Herrera’s individual performance and, at the discretion of our Compensation Committee, for corporate performance not reflected in the measurement of our corporate goals set by our Compensation Committee earlier in 2006.

(11)	Consists of $32,604 of lease payments for a car that the Company leases for Mr. Herrera, which is primarily used for business purposes, and life and accident insurance premiums of $150.

The following table sets forth the details of options and restricted stock units granted to the Named Executives during 2006.

GRANTS OF PLAN-BASED AWARDS

		All Other Stock	All Other Option
		Awards: Number of	Awards: Number of		Exercise or Base	Grant Date Fair
		Shares of Stock or	Securities		Price of Option	Value of Stock and
Name	Grant Date	Units (#)(1)	Underlying Options (#)(2)		Awards ($/Sh)	Option Awards ($)(5)

James R. Murphy	5/23/2006	27,000	—		—	317,925
	5/23/2006	—	137,000	(3)	11.775	754,870
Richard P. Lindsay	9/11/2006	—	50,000	(3)	12.030	278,500
Michael D. Price	5/23/2006	7,700	—		—	90,668
	5/23/2006	—	13,300	(3)	11.775	73,283
John A. Sedor	5/23/2006	9,200	—		—	108,330
	5/23/2006	—	50,000	(3)	11.775	275,500
	5/23/2006	—	150,000	(4)	11.775	837,000
Adolfo Herrera	5/23/2006	8,500	—		—	100,088
	5/23/2006	—	43,300	(3)	11.775	238,583

(1)	Consists of restricted stock units granted under our 2005 Plan. Restrictions lapse as to one-fourth of the units on each of the first four anniversaries of the date of grant.

(2)	Consists of nonstatutory stock options granted under our 2005 Plan. Each stock option expires on the tenth anniversary of the date of grant.

(3)	These options become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant.

(4)	These options become exercisable as to one-fifth of the shares on each of the first five anniversaries of the date of grant.

(5)	This column shows the full grant date fair value of restricted stock units and stock options granted in 2006 to the named executives under SFAS No. 123 (Revised). Generally, the full grant date fair value reflects the amount that the Company would expense in its financial statements over the award’s vesting schedule, excluding the impact of estimated forfeitures and award modifications. For restricted stock units, the fair value is calculated based on the average of the high and low stock prices on the grant date. For information on the stock option valuation assumptions, refer to Note 11 of the Company’s Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. The amounts reflected in this column approximate the Company’s accounting expense, and do not necessarily correspond to the actual value that will be recognized by the named executives.

Employment Agreements

We have entered into employment agreements with each of Messrs. Murphy, Lindsay and Sedor which set forth the terms of their relationships with the Company. The agreements renew annually for one-year terms. Under the agreements, each individual is paid a base salary and provided with life insurance, as well as annual salary review, bonus potential and stock option grants at the discretion of the Board’s Compensation Committee. Mr. Murphy’s agreement also provides for a minimum stock option grant of 50,000 options per annum. Mr. Sedor’s agreement provides for a minimum stock option grant of 150,000 options in 2006 and 50,000 options in each of the years 2006 through 2009. Each of these individuals is employed by us on a full time basis.

Laboratorios Belmac S.A., a wholly owned subsidiary of Bentley, has entered into an Ordinary Labor Contract with Adolfo Herrera which provides for an annual base salary and is governed by Spanish law.

For details regarding our obligations in the event of various potential circumstances of termination of employment for any of our executive officers, please see “Potential Payments Upon Termination or Change-In-Control” below.

Separation Agreement with Michael D. Price

Michael D. Price, the Company’s former Vice President and Chief Financial Officer, entered into a separation agreement with the Company pursuant to which Mr. Price’s employment terminated as of the close of business on September 30, 2006. Under Mr. Price’s employment agreement, he received severance equal to one year’s salary and a bonus equal to his bonus for the prior year. The Company also agreed to: (i) accelerate and make exercisable for a twelve month period 16,667 shares of the Company’s common stock under a portion of Mr. Price’s outstanding stock options that would otherwise have been unvested as of his termination date; (ii) extend the period during which Mr. Price may exercise and purchase an additional 126,478 vested shares under his outstanding options, including shares that are vested on a prorated basis pursuant to his existing employment agreement, until September 30, 2007; and (iii) issue to Mr. Price 1,604 shares of the Company’s common stock as a ten month prorated portion of his outstanding restricted stock units. The Company also agreed to pay for nine months of continuing medical and dental coverage, the annual renewal of Mr. Price’s life insurance coverage for an amount equal to two times his base salary, and certain out-of-pocket costs relating to Mr. Price’s relocation to Florida.

Terms of Restricted Stock Units and Stock Option Grants

Each restricted stock unit granted to the Company’s executive officers represents the right to receive one share of common stock. The restricted stock units vest in four annual installments on the first four anniversaries of the grant date. The underlying shares will be issued on the respective vesting dates for the units. The restricted stock units are not subject to performance milestones or other vesting requirements beyond continued employment on the applicable vesting dates. The terms of the restricted stock units permit the Company to withhold vested shares in satisfaction of applicable tax withholding requirements.

The stock options granted on May 23, 2006 have an exercise price of $11.775 per share and vest in three equal installments on the first three anniversaries of the grant date. We believe that this vesting schedule, as well as the vesting schedule for the restricted stock units, aids in retaining executive officers and motivating longer-term performance. The options expire on May 23, 2016. In addition, as previously disclosed, Mr. Sedor was entitled to an award of an option to purchase 150,000 shares pursuant to his employment agreement. This option was granted to Mr. Sedor effective as of May 23, 2006 and, therefore, it has an exercise price of $11.775 per share. This option vests in five equal installments on the first five anniversaries of the grant date. Mr. Lindsay received a grant of 50,000 stock options on his date of hire, September 11, 2006. Such options have an exercise price of $12.03 per share. The exercise price of stock options is the average of the high and low price per share of common stock on the date of grant. This is the measure of fair value of our common stock which we have used traditionally instead of the last sale price on the date of grant in order to avoid price shifts triggered by a single transaction at the close of a trading day.

The following table details unexercised options and restricted stock units that have not vested for each of our Named Executives as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
							Market
	Number of	Number of				Number of	Value of
	Securities	Securities				Shares or	Shares or
	Underlying	Underlying				Units of Stock	Units of
	Unexercised	Unexercised		Option		That	Stock That
	Options	Options		Exercise	Option	Have Not	Have Not
	(#)	(#)		Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable		($)	Date	(#)(3)	($)(4)

James R. Murphy	75,000	—		5.875	1/3/2010	27,000	274,590
	17,400	—		5.875	1/1/2011
	57,600	—		6.000	5/9/2011
	100,000	—		9.790	1/3/2012
	50,000	—		8.050	1/1/2013
	50,000	—		10.040	5/21/2013
	100,000	—		13.300	1/1/2014
	50,000	100,000	(1)	7.500	3/30/2015
	—	137,000	(1)	11.775	5/23/2016

Richard P. Lindsay	—	50,000	(1)	12.030	9/11/2016	—	—

Michael D. Price	12,422	—		8.050	9/30/2007	—	—
	50,000	—		13.300	9/30/2007
	1	—		7.500	9/30/2007
	1,478	—		11.775	9/30/2007

John A. Sedor	150,000	—		11.000	8/27/2015	9,200	93,564
	—	50,000	(1)	11.775	5/23/2016
	—	150,000	(2)	11.775	5/23/2016

Adolfo Herrera	7,000	—		2.375	6/15/2008	8,500	86,445
	25,000	—		5.875	1/3/2010
	50,000	—		6.000	5/9/2011
	50,000	—		9.790	1/3/2012
	30,000	—		8.050	1/1/2013
	30,000	—		10.040	5/21/2013
	75,000	—		13.300	1/1/2014
	23,333	46,667	(1)	7.500	3/30/2015
	—	43,300	(1)	11.775	5/23/2016

(1)	These options become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant.

(2)	These options become exercisable as to one-fifth of the shares on each of the first five anniversaries of the date of grant.

(3)	Consists of restricted stock units. Restrictions lapse as to one-fourth of the units on each of the first four anniversaries of the date of grant.

(4)	Market value based on closing price of $10.17 on December 29, 2006.

The following table sets forth certain information for each of the Named Executives concerning the number and value realized on the exercise of stock options during 2006 and the number and value of restricted stock units that vested during 2006.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

James R. Murphy	200,000	1,651,000	—	—
Richard P. Lindsay	—	—	—	—
Michael D. Price	179,244	715,190	1,604	19,248
John A. Sedor	—	—	—	—
Adolfo Herrera	—	—	—	—

Potential Payments Upon Termination or Change-in-Control

The employment agreements with our executive officers may be terminated on one year’s notice (except for Mr. Sedor’s agreement which provides for termination upon notice effective as of the date of expiration of the then applicable term) and, if terminated earlier without cause, upon payment of severance equal to one year’s salary, a bonus equal to the greater of the employee’s bonus target for the current year or bonus for the prior year, and vesting of equity awards based on the number of months of employment during the vesting period. Mr. Lindsay’s agreement provides that such severance will be payable in a lump sum within ten days after termination or such later date as he delivers a release to the Company. No severance is paid on a termination for cause. Upon the death or disability of an executive officer, all equity awards shall vest.

Under Mr. Murphy’s agreement, if Mr. Murphy is terminated within 12 months of a change of control of the Company, or if he terminates his employment within 12 months after a change of control because his job changes, or if we breach his employment agreement or he is required to move his residence, then the severance is increased to twice his annual salary, twice the average of bonuses in the prior two years, immediate vesting of all stock options and continuation of health benefits for two years (or until receiving comparable benefits from another employer), and the right to maintain life insurance coverage at the employee’s expense. This severance shall be paid in a lump sum within 30 days after termination of employment.

Under Mr. Sedor’s agreement, if Mr. Sedor terminates his employment for good reason, or the Company terminates Mr. Sedor’s employment without cause, within 12 months after a change in control, (i) the Company will pay Mr. Sedor two times the average of the aggregate of his annual cash compensation paid during the two prior calendar years (consisting of annual base salary and bonus, if any), (ii) the Company will pay Mr. Sedor a cash amount equal to the product of (1) the difference between (x) the fair market value of the Company’s common stock at the time of the change in control and (y) the exercise price of the last granted equity award to Mr. Sedor and (2) the number of annual equity awards not yet granted under the agreement, (iii) all of Mr. Sedor’s then outstanding equity awards will vest immediately, and (iv) Mr. Sedor will be entitled to health benefits for a period of up to two years and the right to maintain life insurance coverage at his expense. This severance shall be paid in a lump sum within 30 days after termination of employment.

Under Mr. Lindsay’s agreement, if Mr. Lindsay terminates his employment for good reason within 12 months after a change in control of the Company, (i) the Company will pay Mr. Lindsay two times the average of his aggregate annual cash compensation paid during the two prior calendar years (consisting of annual base salary and bonus, if any), (ii) all of Mr. Lindsay’s then outstanding equity awards will vest immediately, and (iii) Mr. Lindsay will be entitled to health benefits for a period of up to two years and the right to maintain life insurance coverage at his expense. This severance shall be paid in a lump sum within 185 days after termination of employment.

Under Spanish law, if the Company terminates Mr. Herrera’s employment, the Company must pay Mr. Herrera an amount equal to (i) 45 days of Mr. Herrera’s total compensation (including salary, bonus and benefits) during the previous fiscal year, multiplied by (ii) the number of Mr. Herrera’s years of service with the Company, subject to a cap set by Spanish law. Mr. Herrera began working for Laboratorios Belmac in 1997.

The following table summarizes payments that the Company would be required to make to each executive officer under the employment agreements in the case of (1) termination of the executive without cause and (2) termination related to a change in control of the Company. For the purposes of this table, we have assumed that each event occurred on December 29, 2006, the last business day of our last completed fiscal year.

	Payments for Termination
	Without Cause ($)			Payments for Termination upon Change In Control ($)
							Payment in lieu of
							Contracted Option
Name	Severance		Accelerated Vesting	Severance		Accelerated Vesting	Awards	Health Benefits

James R. Murphy	1,148,125		—	1,976,250		934,411	N/A	42,912
Richard P. Lindsay	260,667		—	260,667		242,803	N/A	15,098
John A. Sedor	705,375		—	705,375		1,016,072	—	42,912
Adolfo Herrera	897,834	(1)	—	897,834	(1)	—	N/A	—

(1)	Amount was originally denominated in Euros and converted to U.S. dollars using the average exchange rate for the year ended December 31, 2006 of 1.254 U.S. dollars per Euro.

The following table summarizes compensation paid to our non-employee directors during 2006.

DIRECTOR COMPENSATION

	Fees
	Earned or
	Paid in	Stock		Option
Name	Cash ($)	Awards ($)		Awards ($)		Total ($)

Miguel Fernandez	75,000	61,244	(1)	30,981	(1)	167,225
F. Ross Johnson	62,000	61,244	(2)	30,981	(2)	154,225
Michael McGovern	66,500	61,244	(3)	123,922	(3)	251,666
Edward J. Robinson	77,000	61,244	(4)	30,981	(4)	169,225
John W. Spiegel	70,000	61,244	(5)	30,981	(5)	162,225

(1)	The grant date fair value of the restricted stock unit award was $94,200. As of December 31, 2006, Mr. Fernandez held 8,000 restricted stock units, of which 4,000 units were vested, and 162,100 stock options, all of which were vested.

(2)	The grant date fair value of the restricted stock unit award was $94,200. As of December 31, 2006, Mr. Johnson held 8,000 restricted stock units, of which 4,000 units were vested, and 40,000 stock options, all of which were vested.

(3)	The grant date fair value of the restricted stock unit award was $94,200. As of December 31, 2006, Mr. McGovern held 8,000 restricted stock units, of which 4,000 units were vested, and 619,200 stock options, all of which were vested.

(4)	The grant date fair value of the restricted stock unit award was $94,200. As of December 31, 2006, Mr. Robinson held 8,000 restricted stock units, of which 4,000 units were vested, and 40,000 stock options, all of which were vested.

(5)	The grant date fair value of the restricted stock unit award was $94,200. As of December 31, 2006, Mr. Spiegel held 8,000 restricted stock units, of which 4,000 units were vested, and 90,000 stock options, all of which were vested.

We pay directors who are not employees fees consisting of a $25,000 annual retainer, $2,000 for each meeting of the Board of Directors attended, $2,500 for each Audit Committee meeting attended, $2,500 for each Compensation Committee meeting attended, and $1,500 for each Nominating and Governance Committee meeting attended. We also reimburse expenses incurred in attending meetings. In addition, the chairman of the Audit Committee is paid an additional annual retainer of $15,000, the chairman of the Compensation Committee is paid an additional annual retainer of $10,000, and the chairman of the Nominating and Governance Committee is paid an additional annual retainer of $5,000. Mr. McGovern, in his role as Vice Chairman, is paid an additional annual retainer of $30,000. On May 23, 2006, the date of our 2006 Annual Meeting of Stockholders, each non-employee director was also granted 8,000 restricted stock units under the 2005 Plan. Each restricted stock unit represents the right to receive one share of common stock. The restricted stock units vest in four equal installments on July 31, 2006, October 31, 2006, January 31, 2007 and April 30, 2007. Restricted stock units that are not vested when a director ceases to serve on the Board are forfeited. The restricted stock units are not subject to any performance milestones or other vesting requirements beyond continued service on the Board at the applicable vesting dates, but vested shares will not be issuable to the director until he completes his service as a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and any persons who own more than 10% of any class of our equity securities, to file certain reports relating to their ownership of such securities and changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish us with copies of such reports. To the best of our knowledge during the year ended December 31, 2006, all Section 16(a) filing requirements have been satisfied.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee since the 2006 annual meeting are Messrs. Miguel Fernandez, F. Ross Johnson, Edward J. Robinson and John W. Spiegel, all of whom were at the time of service non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of Bentley or another entity.

Certain Relationships and Related Person Transactions

Our Board of Directors has adopted a Policy on Related Person Transactions that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. The Nominating and Governance Committee is responsible for implementing the policy. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to the new SEC rules. In general, these transaction and relationships are defined as those involving our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals, where Bentley or any of its affiliates have participated in the transaction as a direct party or by arranging the transaction and the transaction involves more than $120,000. In adopting this policy, our Board of Directors expressly excluded from its coverage any transactions, among others, involving compensation of our executive officers or directors that have been expressly approved by our Compensation Committee or our Board of Directors.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Bentley’s audited financial statements for the year ended December 31, 2006.

In accordance with its charter approved by the Board of Directors, the Audit Committee has responsibility for oversight of Bentley’s financial reporting process, including reviewing the audited financial statements, the systems of internal control over financial reporting established by Bentley’s management and the full Board, and the overall audit process. Management is responsible for the financial reporting process and our internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting and Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP, our independent registered public accounting firm.

In performing its responsibilities, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management and Deloitte & Touche LLP, Bentley’s audited financial statements for the year ended December 31, 2006, (ii) discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Standards (Statement on Accounting Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS 89 and SAS 90) and Rule 2-07, Communication with Audit Committees, of Regulation S-X, (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (iv) reviewed with management and Deloitte & Touche LLP Bentley’s critical accounting policies, (v) discussed with management the quality and adequacy of Bentley’s internal control over financial reporting, (vi) discussed with Deloitte & Touche LLP their independence, and (vii) considered whether the provision of the nonaudit services described in this proxy statement under the captions “Audit Related Fees” and “Tax Fees” by Deloitte & Touche LLP is compatible with maintaining their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Bentley’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

By the Audit Committee,

Edward J. Robinson, Chairman
Miguel Fernandez
F. Ross Johnson
John W. Spiegel

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte & Touche”) audited Bentley’s financial statements for fiscal year 2006. The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for fiscal year 2007. Although stockholder ratification of the appointment of Deloitte & Touche is not required by law or our amended and restated bylaws, and this vote will not be binding on Bentley, we believe that it is advisable to give stockholders an opportunity to provide guidance on this appointment. If the stockholders fail to ratify our appointment of Deloitte & Touche, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Bentley and its stockholders. Representatives of Deloitte & Touche are expected to attend the annual meeting. They will be available to respond to questions and will have the opportunity to make a statement if they desire.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2007.

Fees and Services

Audit Fees.  The aggregate audit fees billed for professional services rendered by the independent registered public accounting firm for the audit of our financial statements as of and for the years ended December 31, 2005 and 2006, the reviews of the financial statements in our Form 10-Q filings for the respective years, the statutory audits of our subsidiaries, our filings with the Securities and Exchange Commission and other audit fees were $526,892 and $607,986, respectively.

Audit Related Fees.  There were no audit related fees billed for professional services by the independent registered public accounting firm in 2005 and 2006.

Tax Fees.  The aggregate tax fees billed for professional services rendered by the independent registered public accounting firm in 2005 and 2006 for tax compliance, tax advice, tax planning and other tax-related matters were $13,500 and $0, respectively.

All Other Fees.  No other fees were billed by or paid to the independent registered public accounting firm during 2005 or 2006.

Audit Committee Pre-approval Policy

The Audit Committee has adopted a pre-approval policy for the audit and nonaudit services performed by the independent registered public accounting firm in order to assure that the provision of such services do not impair the firm’s independence. The pre-approval policy includes the following provisions:

•	Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

•	The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

•	The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

•	The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters.

•	In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide.

•	All non-audit-related services must be separately pre-approved by the Audit Committee. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm.

•	All tax services must be specifically pre-approved by the Audit Committee. The Audit Committee believes that the independent registered public accounting firm can provide tax services to Bentley such as tax compliance, tax planning and tax advice without impairing the firm’s independence.

•	All other services must be separately pre-approved by the Audit Committee. The Audit Committee may grant pre-approval to those permissible nonaudit services classified as all other services that it believes are routine and recurring services, and would not impair the independence of the independent registered public accounting firm.

•	Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

•	With respect to each proposed pre-approved service, the independent registered public accounting firm will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

•	Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer.

MISCELLANEOUS

Communications with the Board of Directors

The Board will give appropriate attention to written communications on issues that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Governance Committee will, with the assistance of our Secretary, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board, or interested parties who wish to send communications on any topic to the Presiding (or Lead) Director should address such communications to the Chairman of the Nominating and Governance Committee, c/o the Secretary, Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833.

Stockholder Recommendations for Director Nominations

Stockholders may recommend individuals for the Nominating and Governance Committee to consider as potential director candidates by submitting their names and background to “Bentley Pharmaceuticals, Inc. Nominating and Governance Committee” c/o the Secretary, Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Deadlines for Stockholder Proposals and Director Nominations

From time to time stockholders may present proposals for consideration at a meeting, which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. We must receive stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2008 annual meeting of stockholders by December 13, 2007.

The deadline for submission of stockholder proposals to be presented at the 2008 annual meeting of stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is March 9, 2008. Any such proposal received at Bentley’s principal executive offices in Exeter, New Hampshire after such date may be considered untimely and excluded.

Any such proposals, as well as any questions relating thereto, should be directed to our Secretary at Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833.

Expenses of Solicitation

The cost of solicitation of proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by Bentley. Proxies may be solicited without extra compensation by certain officers and regular employees of Bentley. Proxies may be solicited by mail and, if determined to be necessary, by telephone or personal interview.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following: Secretary, Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833, telephone (603) 658-6100 or by visiting our website, www.bentleypharm.com. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Copies of our complete Annual Report on Form 10-K for the year ended December 31, 2006 may be obtained by stockholders without charge upon written request addressed to Richard P. Lindsay, Secretary, Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter New Hampshire 03833, or by visiting our website, www.bentleypharm.com.

Other Matters

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

BENTLEY PHARMACEUTICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS - MAY 23, 2007
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned holder of Common Stock of Bentley Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby appoints John A. Sedor and Richard P. Lindsay and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders of the Company, to be held on Wednesday, May 23, 2007, at 9:00 a.m., local time, at the Wentworth By The Sea Marriott Hotel, located at 588 Wentworth Road, New Castle, NH 03854 and at any adjournments or postponements thereof.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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ANNUAL MEETING OF STOCKHOLDERS OF
BENTLEY PHARMACEUTICALS, INC.
May 23, 2007

PROXY VOTING INSTRUCTIONS
MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and
follow the instructions. Have your proxy card available
when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN
HERE ☒

1.	The election of two Class II Directors to serve until the 2010 Annual Meeting of Stockholders, or until the election and qualification of their respective successors:

NOMINEES:
☐	FOR ALL NOMINEES	m	F. Ross Johnson
		m	Edward J. Robinson

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instruction below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2007 fiscal year.	☐	☐	☐
Upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL CLASS II DIRECTOR NOMINEES LISTED ABOVE AND “FOR” PROPOSAL 2.
The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company’s 2006 Annual Report.
PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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